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                                  EXHIBIT 23.5



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                          Coburn Petroleum Engineering

R. W. Coburn

November 19, 1997



Mr. Wesley Baker, General Counsel
Tengasco, Inc.
603 Main Street, Suite 500
Knoxville, Tennessee 37902


Dear Mr. Baker:


This letter constitutes my consent for Tengasco to use my engineering reports which were submitted as an exhibit to the Securities & Exchange Commission and as a reference to that exhibit in the prospectus.


Very truly yours,



/s/ R. W. Coburn
R. W. Coburn
Registered Petroleum Engineer
Oklahoma #3349


RWC/ps

cc: Mort Robson
    666 3rd Avenue
    New York, New York 10017